Final Transcript

SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call

November 11, 2008/9:00 a.m. EST

SPEAKERS

Crocker Coulson - CCG Investor Relations

Xiangzhi Chen - CEO

Anhui Guo - CFO

Jenny Yang - CCG Investor Relations

ANALYSTS

Robert Sussman - Bentley

Hal Wong - Brinn Murray

Edward Yang - Oppenheimer

Hang Lu - Global Hunters Securities

Bob Pole - ??? Capital

PRESENTATION

Coordinator
Good day, ladies and gentlemen, and welcome to the Shengda Tech Third Quarter Earnings conference call. My name is Emmanuel, and I’ll be your operator for today. At this time, all participants are in a listen-only mode. We will conduct a question and answer session towards the end of this conference. As a reminder, this conference is being recorded for replay purposes. I would now like to turn the call over to your host for today, Mr. Crocker Coulson. Please proceed.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

C. Coulson
Thank you very much, operator. Good morning, ladies and gentlemen, and good evening to those of you joining us from China. I’m Crocker Coulson from CCG Investor Relations, the Company’s investor relations firm. I’d like to welcome all of you to Shengda Tech’s third quarter 2008 conference call. With us today on the call are Mr. Xiangzhi Chen, Shengda Tech’s Chief Executive Officer; and Ms. Anhui Guo, Chief Financial Officer; both of whom are joining us from China. Also joining us on the line is CCG’s Jenny Yang, who will provide translation for your questions and answers.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

I’d like to remind our listeners that, in this call, management’s prepared remarks contain forward-looking statements, which are subject to risks and uncertainties, and management may make additional forward-looking statements in response to your questions. Therefore, the Company claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today due to various risks including, but not limited to, factors such as unanticipated changes in product demand, especially in the tire and PVC industry; pricing and demand trends for the Company’s chemical products; the ability to attract new customers; the ability to prepare for growth; planned manufacturing expansion; the acquisition of Jinan Fertilizer; outlook for its coal-based chemical operations; the ability to increase the products’ applications; and other information detailed from time to time in the Company’s filings with the SEC.

Accordingly, although Shengda Tech believes the expectations reflected in these forward-looking statements are reasonable, we can provide no assurance that they will prove to be correct. In addition, any projections as to the Company’s future performance represent management’s estimates as of today, November 11, 2008, and Shengda Tech assumes no obligation to update these projections in the future as market conditions change. I’m now going to provide the management discussion section on behalf of Shengda Tech’s Chairman and CEO, Mr. Chen.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

Again, welcome, everybody, and thank you for joining Shengda Tech’s third quarter 2008 conference call. We are very pleased to announce that, in the third quarter of 2008, Shengda Tech achieved record revenue growth, driven by increased demand for our chemical and NPCC products. We’ve successfully expanded our presence in the NPCC market and were able to make full use of our expanded production capacity. Revenue for the third quarter was a record $49.3 million, up 81% compared to the third quarter of 2007. The outstanding growth in our top line was a result of increased demand for products in the chemical and NPCC segments. Revenue generated from the NPCC segment increased 94.5% to $25.5 million, representing 51.8% of total revenues. This was due, in large part, to our new facility in Shaanxi Province, which reached full utilization during the quarter.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

Our chemical segment also posted a strong quarter with revenue of $23.7 million, up 68.9% from a year ago. Our gross profit was a record $16.7 million, up 73.3% from third quarter ’07, and gross margin was 34%, down 1.6 percentage points from 35.6% in the prior year period. The EBITDA was $17 million, up 85.8% year-over-year, and net income was $9.9 million, or $0.17 per diluted share, up 27% year-over-year.

Recently, financial markets worldwide have been hit by a deepening economic crisis and resulting low investor confidence. In these difficult times, we’d like to assure our investors that Shengda Tech’s business prospects remain very promising, and our business has been relatively unaffected by the recent economic slowdown. In fact, we see a lot of opportunities available in the market today, as companies have become increasingly cost-conscious and are exploring ways to improve their margins. We believe NPCC is an ideal solution to accomplish this as we’ve proven time and time again that our customers are able to measurably lower their production costs while improving the functionality and quality of their end products. Simply put, NPCC is very well-positioned to take advantage of the growing demand for these products.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

We’ve been able to serve this growing demand through the efficient utilization of our available capacity at both our Shaanxi and Shandong facilities. Using our patented membrane dispersion technology, we’re able to produce truly nano-sized NPCC particles with consistent product quality. This is a key competitive advantage that allows Shengda Tech to continuously increase market penetration, both in China and in other countries.

During the quarter, we successfully expanded our presence in the domestic NPCC market with the addition of 22 new customers, including a record increase of 12 new Polyethylene customers. Shortly after the quarter-end, we solidified our position as the largest NPCC supplier to China’s tire industry with the additional of another of China’s top ten tire manufacturers as a new customer. We’re excited that they’ve selected Shengda Tech to fulfill their tire production needs and look forward to building a long-term relationship with them.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

We also made great progress in the international markets, as we added nine new clients, including an adhesive … producer in India; a Polyethylene manufacturer in Israel; a paint manufacturer and two PVC producers in Thailand; and four new tire manufacturers in the Philippines, Iran, South Korea, and Malaysia. NPCC exports in the first nine months of 2008 accounted for about 8% of total NPCC revenues. As we continue to expand our presence in the global NPCC market, we estimate exports will contribute approximately 15% of total NPCC revenue in the near term.

Currently, we have 73 potential customers, including seven international and 66 domestic customers. We’re involved in a testing process with about 80% of these potential customers. We’re very optimistic about this pipeline since our closing rate of once a customer engages in testing phase has been approximately 60%. The dramatic growth in the NPCC segment over the last three years was driven by our aggressive expansion strategy and R&D efforts. We continue to invest in building new capacity to fuel our future growth. In October of 2008, we began construction at our new NPCC facility in Zibo, designed with an annual production capacity of 160,000 metric tons. The local government views this facility as a desirable forum of high-tech industrial development in the region and has provided us with strong support such as favorable tax incentives. We expect the first phase with 60,000 metric tons of capacity to come online in July of 2009. In light of worldwide economic conditions, we’re going to closely monitor market demand to determine the most favorable time to start the build-out of the second phase of 60,000, additional 60,000 metric tons.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

Our R&D team in Shanghai is constantly creating innovative new applications for NPCC. They play a vital role in building relationships with our customers as they are involved in the testing and implementation stages. Their success is evident in the dramatic growth and acceptance of these new NPCC applications, such as Polyethylene. Introduced in February 2008, sales of NPCC for Polyethylene generated $1.9 million in revenue during the third quarter, and our R&D team is currently working on new applications for asphalt, epoxy resin, water-based paint for construction, improvements of latex for NPCC, and polypropylene. We’ve made significant progress on the NPCC application for asphalt and are currently engaged in pre-production trials with three asphalt manufacturers.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

Now I’d like to spend a little bit of time on our chemical segment. I’d like to start out by briefly commenting on a question that we’ve had from several investors regarding the melamine contaminations covering the dairy industry in China over the last several months. Shengda Tech is very saddened by the illness and deaths resulting from this scandal, and we fully support the actions taken by the Chinese government in the wake of these tragic events. A recent inspection by the Health Department in Shandong Province confirmed that Shengda Tech does not sell melamine products to milk farmers or the dairy industry. Rather, our melamine products have been sold directly to seven customers with chemical factories that use melamine to produce melamine resin, which is an environmentally friendly alternative to formaldehyde resin. We fully understand our social responsibility and would like to assure our shareholders that our strong principles guide us to avoid involvement in any such unethical and illegal activity and thereby avoid any negative impact to our business.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

Revenues in our coal-based chemical business increased by 68.9% to $23.7 million during the quarter. Demand for our chemical products remained strong with more than 80% year-over-year growth from the sale of ammonia bicarbonate and liquid ammonia. Our other products—methanol, melamine, and ammonia—also demonstrated high revenue growth on a year-over-year basis.

For those of you familiar with Shengda Tech, you’re aware that, in June of 2008, we received a relocation notice from the Tai’an City government requiring us to cease operations at our chemical facility as of November 1, 2008. Our plan was and remains to shift this chemical business to our acquisition target, Jinan Fertilizer, which is a state-owned nitrogenous fertilizer company based in Shandong Province. We expected to complete the acquisition in October of 2008, thereby ensuring a smooth transition of our chemical operations. Despite tremendous effort over the past four months, we’ve not yet completed the acquisition due to unanticipated delay in completing certain procedural steps required by the local government to obtain final approval for the acquisition. While having no assurances, we believe we may still be able to close this acquisition, including all the procedural steps and final negotiations, before the end of 2008.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

In view of the possibility of delays beyond December 2008, we have restarted efforts to secure outsourced production for our chemical products, and discussions are underway which, in this event, could lead to an alternative production source by the end of this year. Due to the closure of the facility in Tai’an and the delay in completing the acquisition, we will not be able to generate revenue from our chemical business until the acquisition closes.

On a positive note, even assuming an interruption in chemical sales of up to two months, we expect to meet our financial goals for 2008 due to the exceptionally strong performance of both our NPCC and chemical segments so far this year. We believe we’re on track to meet or exceed prior revenue guidance of $132 million to $134 million, and we expect net income to be within our prior guidance of $33 million to $35 million including the impact of additional interest expense related to the $115 million convertible note issued in June of 2008. Expenses related to the closure of the chemical facility in Tai’an City and anticipated expenses related to closing the acquisition of Jinan Fertilizer are not included in the above net income guidance, but are expected to be approximately $3 million to $3.5 million.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

While this delay in the acquisition is disappointing, we view it as a minor setback, especially given the tremendous growth potential Jinan Fertilizer presents to Shengda Tech. Jinan Fertilizer is currently ranked as the second largest nitric acid fertilizer comp in China, and its seven subsidiaries hold a 16% share of the domestic concentrated nitric acid fertilizer market and account for about 50% of China’s nitric acid fertilizer exports. While Jinan Fertilizer’s current operations are suffering a loss from inefficient production processes, we’re very confident in our ability to swiftly and significantly turn around its operations. According to our estimates, after Jinan Fertilizer achieves full operations and is combined with our current chemical business, our chemical segment will yield sales of approximately $150 million and a gross margin equal to or higher than our historical of chemical business at the targeted production levels.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

Since May of 2008, Jinan Fertilizer has been managed by our affiliate, Shengda Group. Under Shengda Group’s management, Jinan’s equipment has undergone technological updates and is being well-maintained. All of Jinan’s chemical products have reached approximately now 75% utilization levels with the exception of nitric acid. Once we complete the acquisition of Jinan, we plan to upgrade the equipment used in production of nitric acid and make other technological improvements to achieve full capacity utilization for this product in a short period of time. Now I’m going to go into Shengda Tech’s financial results in greater detail on behalf of the Company’s CFO, Ms. Guo.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

I’d like to mention that, beginning with this quarter’s disclosure, we’re going to be providing non-GAAP financial measure, EBITDA, which is an acronym for “earnings before interest, taxes, depreciation, and amortization.” We present this as a supplement to our GAAP results because we believe it provides useful information in analyzing the performance of our operations. We’re also reporting pro forma financial statements for the third quarter of 2008 because such presentation reflects Shengda Tech’s historical GAAP results, adjusted to remove the impact of $1.7 million of expenses associated with the accelerated depreciation of equipment related to the closure of the Company’s Tai’an City chemical facility.

The Company believes the pro forma results provide investors with useful information in analyzing our year-over-year financial performance. Please refer to this press release we issued earlier today for reconciliation of EBITDA to net income and of our pro forma financial results to the comparable U.S. GAAP financial measures.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

Our revenues for the third quarter of 2008 increased, again, to $49.3 million, up 81.3%. This strong revenue growth was due to higher selling prices and increased demand for products in both chemical and NPCC segments. The revenue growth was also attributable to the new three stainless steel NPCC production added in April of 2008, which have reached their full capacity during the third quarter. NPCC accounted for 51.8% of revenues, with 48.2% coming from the chemical segment.

Revenue from NPCC products increased 94.5% to $25.5 million in the third quarter from $13.1 million a year ago. The increase in year-over-year revenue was due to the addition of 60,000 metric tons of capacity that I just mentioned. Total volume of NPCC sold during the third quarter was 51,701 metric tons, up by 17,444 metric tons, or an increase of 50.9% from 34,000 metric tons in the third quarter of 2007.

NPCC for use in tires and PVC represented the majority of NPCC sales at 42.3% and 31.1% of total NPCC revenues, respectively. NPCC used in latex increased to 9.7% of total NPCC revenues, up 123% compared with the third quarter of 2007. Sales from our new NPCC product for use in Polyethylene, which was just introduced in February of 2008, increased to 7.5% of NPCC revenues. NPCC used in paint, paper, printing ink, and our latest NPCC application, automobile undercoating paints, combine to generate 9.4% of our NPCC revenues.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

Revenues in the chemical segment for the third quarter were $23.7 million, up 69% from $14 million a year ago. Sales of liquid ammonia, which represented 39.2% of the chemical segment’s revenue, increased 83.1% from the third quarter of 2007. Ammonium bicarbonate contributed 30% of total chemical revenue, an increase of 80.6% from the third quarter of 2007. The increase in the sales amount for liquid ammonia and ammonium bicarbonate was the result of seasonality in sales. Methanol and melamine represented 16.8% and 13.9%, respectively, of the chemical segment’s revenues during the quarter.

Our gross profit in the third quarter was $16.7 million, up 73% from $9.7 million a year ago. Gross margin for the quarter was 34% compared to 35.6% for the same period a year ago. The chemical segment’s gross margin was 25%, a decrease of 3 percentage points from 28% in the third quarter of 2007 due to increased production costs associated with higher raw coal prices.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

Gross margin for our NPCC segment was 42.3% in the third quarter, a decrease of 1.3 percentage points from 43.6% in the same quarter last year. Our NPCC segment was also affected by rising production costs, which could not be fully passed on to our customers.

Looking at pro forma gross profit, this actually increased 91.2% year-over-year to $18.5 million in the third quarter as compared to the third quarter of 2007. Pro forma gross margin was 37.5%, which is an increase of 1.9 percentage points from the prior year period. This calculation of pro forma gross profit includes the $1.7 million in accelerated depreciation expense due to the closure of the Company’s Tai’an chemical operations.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

Selling expenses in the second quarter were $900,000, or approximately 1.7% of revenue, compared with $400,000, or 1.6% of revenue in the same period last year. The increase was primarily due to higher sales commissions and related expenses in proportion to increasing sales volumes. Selling expenses also increased as a result of increased freight and other costs related to the growth in NPCC exports during Q3 of 2008.

General and administrative expenses were $1.7 million, or 3.4% of revenues, up from $700,000, or 2.6% of revenues, for the same period of last year. The increase in G&A expense was mainly due to amortization of costs associated with the Company’s convertible senior notes issued in May and June of 2008 and additional public listing maintenance fees. Higher research and development expenses and a planned increase in salaries of administrative staff also contributed to the increase in G&A during the quarter.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

Operating income for the third quarter was $14.2 million, up 67.1% from $8.5 million in the same period a year ago. Operating margin was 28.9% compared to 31.3% in Q3 of ’07. Pro forma operating income in the third quarter was $16 million, up 87.4% from $85 million in the third quarter of 2007, and our pro forma operating margin was 32.4%, up one percentage point compared to 31.3% in the same period a year ago.

Interest expense in the third quarter was $1.7 million due to interest associated with the convertible notes. No such interest expense was incurred in the third quarter of 2007. Provision for income tax in the third quarter was $2.7 million, up from $0.8 million in Q3 of ’07. The significant increase was due to the end of the two-year phase of the income tax holiday at our Shaanxi factory, which began paying taxes at a 16.5% tax rate from the beginning of 2008 through 2010 and also the significant increase in taxable income. Our facility in Shandong began to pay a tax rate of 16.5% in 2007 and will continue to do so through 2009.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

Our net income in the third quarter was $9.9 million, up 27.1% from $7.8 million in the same period last year. Fully diluted earnings per share for the third quarter were $0.17 including the diluted impact of the convertible notes issued in May and June of 2008 compared with fully diluted earnings per share of $0.14 in the third quarter of 2007. Pro forma net income for the third quarter was $11.7 million, up 49.2% from $7.8 million in the prior year period, and fully diluted pro forma earnings per share in the third quarter were $0.20. EBITDA for the third quarter of 2008 increased 85.8% year-over-year to $17 million from $9.2 million in the third quarter of 2007.

Now turning briefly to the balance sheet, as of September 30, 2008, we had $132.4 million in cash and cash equivalents, and $131.7 million in working capital, and $115 million in long-term convertible senior notes. Shareholders’ equity stood at $123 million, up from $89 million at year-end of 2007. For the first nine months of 2008, Shengda Tech generated net cash flow from operating activities of $34.5 million.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

Our ability to generate positive cash flows provides stability to our business operations. We have sufficient cash reserves available to finance the planned acquisition of Jinan Fertilizer, the ongoing construction of Phase I of our new NPCC facility in Zibo, and other working capital requirements. We’ve invested approximately $30 million to purchase land use rights and workshops for the Zibo facility, and we expect capital expenditures of approximately $26 million over the next 12 months, which will be funded from cash on hand and cash flow from operations. I will now provide some final remarks before we open up the call to questions and answers.

Shengda Tech continues to enjoy a leading position in the worldwide market for NPCC, and our continued success in this segment is a result of our targeted R&D efforts, high-quality NPCC products, and an aggressive expansion strategy. We do not expect the worldwide economic crisis to have an adverse impact on the demand for NPCC and believe our current cash position and the ability to generate strong cash flows from operations protect us from the challenges faced by many other companies today. We continue to expand our market share in the global NPCC market and aggressively expand our capacity with available funds.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

We also believe we have sufficient capital available for the planned acquisition of Jinan Fertilizer. Despite the delay in the acquisition of Jinan and the temporary interruption of our chemical business, we believe the promising growth opportunities available to Shengda Tech following the completion of this acquisition remain compelling and extremely attractive. We’re working closely with the Jinan City government to successfully complete the acquisition, and our chemical segment has seen increased demand over the past several quarters, and we expect the trend to continue as soon as we’re able to restart these operations.

With that, we’d like to close by thanking you for your support during this period, and we’d now like to open up the call for any questions you have for Shengda Tech’s management. Operator?

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

Coordinator	And our first question will come from the line of Robert Sussman with Bentley. Please proceed.

R. Sussman
I’ve got two questions about NPCC. It looks to me as if the average selling price went up to $493 versus $427 last quarter, which would be a huge increase. I’d like to know if that’s right and what the reason is. And my second question is that the volume, the metric tons in NPCC increased more than just the extra 30% of the recent 60,000 ton expansion. Are you getting additional volume out of existing equipment to account for this?

J. Yang	Okay. (Speaking Chinese.)

A. Guo	(Speaking Chinese.)

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang
Okay. Robert, to answer your first question, the actual average price for the NPCC during the quarter was $482 per metric ton, which is like an increase from the last quarter. The main reason was due to the higher price on the raw material. Therefore, the Company was able to increase the price of NPCC, and they were able to increase the price of the NPCC because of the price increases on the raw material. And the second question, first of all, the capacity of production of Shaanxi facility has reached its full capacity. Therefore, for the third quarter, they were able to have like a huge increase on the production capacity of the NPCC. They have higher metric tons on this quarter.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

R. Sussman
Let me just ask one follow-up on that. It looks to me as if the increase in volume was greater than the additional capacity. Will the Company be able to produce more volume in the fourth quarter than the third of NPCC?

J. Yang	Okay. (Speaking Chinese.).

A. Guo	(Speaking Chinese.)

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang
Okay. Regarding your question on the production capacity by volume, well, the actual volume given by the Company was per like 300 days per year. It’s like a calculation where the Company produces for 300 days in one year, but the actual production, well, they have more actual production days. Therefore, they have, like, a higher production capacity during the quarter. Do you understand what I mean?

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

R. Sussman	Yes.

C. Coulson	Yes. I think you’re right, Robert. Both facilities were running above their designed capacity.

R. Sussman
Yes. Crocker, that’s what I’m really asking, and is there any, what I’m really asking is, is there any more room to, they seem to get greater productivity out of the equipment each quarter, and I’m asking if they can do that again in the fourth quarter.

J. Yang	Ms. Guo said yes. That, during the fourth quarter, the production capacity will be similar to the third quarter.

R. Sussman	Okay. Thank you.

C. Coulson	Thanks, Robert.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

J. Yang	Thank you.

Coordinator	And our next question comes from the line of Hal Wong with Brinn Murray. Please proceed.

H. Wong	Hello. It’s Hal Wong from Brinn Murray. (Speaking Chinese.)

A. Guo	(Speaking Chinese)—

C. Coulson	Jenny, could you just translate the question before Ms. Guo answers?

J. Yang	In the balance sheet, the inventory has increased, February, during the third quarter, so he wants to know what’s the reason that the inventory has increased.

C. Coulson	Okay. Thank you.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

A. Guo	(Speaking Chinese.)

J. Yang	Okay. I’m going to translate that. Because, during the third quarter, the Company has actually stocked up on the raw material of the coal. Therefore, they have, like, huge increase in the inventory.

H. Wong	(Speaking Chinese.)

Coordinator	And our next question will come from the line of Edward Yang with Oppenheimer. Please proceed.

E. Yang
Hello. Good morning. On the $26 million in cap ex for the next 12 months that you referenced in the press release, is that your total cap ex budget for 2009, and what does that include? Does that include the Phase I for the Zibo expansion to the 250,000 metric ton, and how much would it cost to do Phase II?

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang
Okay. The $26 million additional in cap ex will be for the NPCC facility in Zibo only. That’s the capacity they will be spending for the next 12 months for that facility, and that will include the Phase I, which is the 60,000 metric tons of production capacity. And they also mentioned, like, that there was, like, $30 million which was already spent on the land and on the construction of the, like, on the land, sorry, which was spent on the land. So for the second phase, they expect to have, like, a cap ex of $38 million U.S. additional cap ex for the second phase.

E. Yang	So what would the total cap ex spending be in 2009 in terms of guidance?

J. Yang	(Speaking Chinese)—

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

C. Coulson
So just to make it clear, the second phase has not yet received, I believe, final board approval, so that’s why it’s not included, so the second phase, when they move forward, I think they said it would be an additional $38 million.

E. Yang	Okay, and then there would be some cap ex spending associated with the coal-based chemicals as well?

C. Coulson	Let’s translate that to Ms. Guo.

J. Yang	Yes. (Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang	Okay. The only cap ex for the chemical business will be the acquisition that they are going to make for the Jinan Fertilizer.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

E. Yang	Okay, and what kind of resale margin will you get if you do decide to outsource your coal-based chemicals’ production while the Jinan acquisition closes?

J. Yang	Okay. (Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang
Okay. It will really depend on the product that they will be reselling, and it would depend on the market condition because, in China, the market for the chemical products that they’re producing have, like, ups and downs, so they are not able to give an actual growth margin in terms of the reselling on those products, so they are not able to do, to give a specific number on that.

E. Yang
Is the purpose of exploring a resale arrangement, is that just so that you could maintain the customer relationships while you’re making this transition, but the margins would probably be on the lower side?

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang
Okay. The Company does not really have any plans to reselling products produced by other factories. Well, the first reason is that … and they actually hope to close the acquisition by the end of this year, but if they still outsource the production, this process will, might get much longer, so right now, as of right now, they do not have plans to actually outsource the production.

E. Yang
Okay, and just a final question on the economy, are you seeing any changes in your bad debt expense, and could you talk about the types of customers that you’re serving? I would think that your customers are on the larger side. Are they able to get credit to function and order your products?

J. Yang	Okay. (Speaking Chinese.)

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

A. Guo	(Speaking Chinese.)

J. Yang	Okay. (Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang
Okay. As for now, they, Ms. Guo said that she has not seen any bad debts from her client or from the clients of the Company. They pretty much have pretty good credit rates with them and pretty good relationships, so they have not seen any bad debts right now.

E. Yang	Okay. Thank you.

Coordinator	And our next question will come from the line of Hang Lu with Global Hunters Securities. Please proceed.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

H. Lu	Thank you for taking my question. I’ll ask in Chinese first and then in English. (Speaking Chinese.)

J. Yang	(Speaking Chinese.)

H. Lu
(Speaking Chinese.) My question is about the demand and then the pricing change of the Company’s chemical side in Q4 and next year. I understand that the cost of coal is going down, so I wonder whether the pricing of coal-based chemical is going slower as well and also in terms of the demand for next year as the economy in general is slowing down. I don’t know. And I want to ask about the comment on the demand side.

C. Coulson	Okay, and that question is specifically on coal-based chemicals or on both sides of the business?

H. Lu	It’s on coal-based chemicals.

J. Yang	(Speaking Chinese.)

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

A. Guo	(Speaking Chinese.)

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang
Okay. Let me just translate that regarding the gross margin for the fourth quarter. The Company has seen the price of coal decrease during the, right now in the fourth quarter, and the price of the chemical-based products will decrease as well. Therefore, the gross margin for the fourth quarter she predicts to be similar to the one during the third quarter, and the Company thinks that the demand for the chemical-based products will still be very, very active as it was during this year.

H. Lu
Okay. Thank you. My second question is regarding the, you know, you, basically, you confirmed your 2008 revenue guidance, $132 million to $134 million, and you basically have made $117 million for the first nine months, which leaves about a little bit over $20 million revenue for the fourth quarter, which is less than half of Q3. I wonder whether that will be the case. (Speaking Chinese.)

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

A. Guo	(Speaking Chinese.)

J. Yang
Okay, just let me translate that. The guidance, well, the estimation of around $20 million for the fourth quarter is their approximation guidance because the Company has excluded the revenue from the chemical business for the month of November and December.

H. Lu	Thank you. My last—

C. Coulson	And just to make it clear, on the revenue side, we said we would meet or exceed the revenue guidance.

H. Lu	Understand.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

C. Coulson	Just to make it clear.

H. Lu
Okay, thank you. My last question is also on the chemical side of the business. Can you describe what the relocation looks like? Are you going to dispose the equipment in the current facility and just using the equipment in the Jinan Fertilizer to, basically, to make the production? I understand because your current chemical business have a different product line, I would say, with a little bit overlapping, but different product lines with Jinan Fertilizer, but are you going to the Jinan facility to produce all of these products and how do you achieve $150 million revenue you guided for the chemical business? (Speaking Chinese.)

A. Guo	(Speaking Chinese.)

H. Lu	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

J. Yang
Okay. Let me translate that. The Company will not bring the equipment from the current chemical business in Tai’an. The reason is because they would like to focus on updating the technology of Jinan Fertilizer’s equipment in order for it to achieve a full capacity. Bringing the equipment from the Tai’an chemical business will not have a very effect on their plan, so through updating equipments and bringing the technology to the most updated one, this will bring Jinan Fertilizer to achieve its total capacity and the revenue that they will be able to generate, still $150 as it was disclosed before without bringing the equipment from the chemical business in Tai’an City.

H. Lu	Thank you very much. That’s all my questions.

C. Coulson	Thank you.

Coordinator	And our next question will come from the line of Bob Pole with … Capital. Please proceed.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

B. Pole
Hello. Two questions. First, it was mentioned in the remarks that shipping costs rose in the third quarter, and my understanding is that shipping costs are now falling pretty dramatically out there. So what is the Company seeing now in terms of shipping costs, and how does that affect the economics of exporting NPCC?

J. Yang	Okay. (Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang	Okay. (Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang
Okay. For the NPCC, the average selling price already includes the shipping cost, so there is not much problems related to the shipping cost increase will decrease for the Company, but although the shipping cost increase that’s really related to other cost, so for the exports, after all the prices, is also like an FOB. Therefore, the shipping cost is not very relevant to the exports of a NPCC.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

B. Pole	Okay.

C. Coulson	We should also point out that the new facility, there’s a building in Zibo that will be closer to the ports in China, so it should be a more convenient location for export-oriented sales.

B. Pole
Okay, and I guess I’ll just have to assume that it has to be, somehow it has to be easier to export and much more sensible economically to export NPCC if it costs less to move it from one place to the other. But the second question was can you review, I don’t think you’ve said anything at all about what the Company is going to pay for Jinan Fertilizer. Am I right about that, or what, if any, clues have you given to the cost of the Jinan facility?

J. Yang	(Speaking Chinese.)

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

A. Guo	(Speaking Chinese.)

J. Yang	Okay—

A. Guo	(Speaking Chinese.)

J. Yang
(Speaking Chinese.) Regarding the price of the acquisition, the Company’s still assessing the price to acquire Jinan Fertilizer, and we have not really given any clues previously on the acquisition price beside the Company’s board still assessing on the price. And therefore, currently, we are not able to give a specific number as to the price of the acquisition.

B. Pole	Okay. Thank you.

Coordinator	And your next question is a follow-up question from Robert Sussman with Bentley. Please proceed.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

R. Sussman
Thank you. You mentioned that the delay in closing the Jinan acquisition is due to procedural issues. Can you be a little bit more specific whether it’s issues with the government, issues with the employees, or what exactly is holding up the process?

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang
Okay. Regarding all the details that the Company is able to provide at this moment is that the acquisition, there was some necessary procedures from the government side where they have to negotiate with the employees, with the Workers’ Union Group of Jinan Fertilizer is really a negotiation process between the government and the Workers’ Union. Therefore, the process has been taking longer than expected, and just recently, the government has informed the Company … obstacles have encountered from the government side and they might require longer time to complete such transaction. But the Company hopes and believes that closing the acquisition including all the procedures could be finalized by the end of 2008, but such … is not guaranteed because it really all depends on the negotiation with the government, from the government.

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SHENGDA TECH: Shengda Tech Q3 Earnings Conference Call
November 11, 2008/9:00 a.m. EST

R. Sussman	Okay. Thank you.

J. Yang	So that’s all that I think that they’re able to disclose at this moment.

R. Sussman	I understand. Okay, thank you.

Coordinator	And at this time, there are no more questions in queue. I’d now like to turn the call back over to Crocker Coulson for closing remarks.

C. Coulson
Okay. Well, thank you very much to everyone for participating in today’s call and for your questions. The Company will be participating in the Roth Capital event in Las Vegas later this month, and the Company will also be visiting with some of their shareholders in advance of that event, so please let us know if you would like to visit with the Company while they’re in the U.S. And again, thank you all for your participation in today’s call, and that does wrap up our third quarter conference call. Thank you.

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